Artisan Partners Asset Management Inc. Reports 2Q26 Results and Quarterly Dividend
Milwaukee, WI - July 28, 2026 - Artisan Partners Asset Management Inc. (NYSE: APAM) (the “Company” or “Artisan Partners”) today reported its results for the quarter ended June 30, 2026, and declared a quarterly dividend. The full June 2026 quarter earnings release and investor presentation can be viewed at www.apam.com.
Conference Call
The Company will host a conference call on July 29, 2026, at 11:00 a.m. (Eastern Time) to discuss its results for the three and six months ended June 30, 2026. Hosting the call will be Jason Gottlieb, Chief Executive Officer and President, and C.J. Daley, Chief Financial Officer. Supplemental materials that will be reviewed during the call are available on the Company’s website at www.apam.com. The call will be webcast and can be accessed via the Company’s website. Listeners may also access the call by dialing 877.328.5507 or 412.317.5423 for international callers; the conference ID is 10209594. A replay of the call will be available until August 5, 2026, at 9:00 a.m. (Eastern Time), by dialing 855.669.9658 or 412.317.0088 for international callers; the replay conference ID is 2052531. An audio recording will also be available on the Company’s website.
About Artisan Partners
Artisan Partners is a global multi-asset investment platform providing a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners’ autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

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